                                                                 Exhibit (d)(2)

                                          By Mail, Overnight Courier or by Hand:
                                          --------------------------------------
Morgan Funshares, Inc.                                          Fifth Third Bank
C/O Corporate Trust Services                          Corporate Trust Operations
Mail Drop 10AT66                                                       MD-10AT66
38 Fountain Square Plaza                                38 Fountain Square Plaza
Cincinnati, Ohio 45202                                    Cincinnati, Ohio 45202
                                                        Telephone 1-800-837-2755
                                                     Between 8:00 AM and 5:00 PM



                             MORGAN FUNSHARES, INC.
                Incorporated under the laws of the State of Ohio

                            SUBSCRIPTION CERTIFICATE

     Evidencing Non-Transferable Rights to Purchase Shares of Common Stock
               Estimated Subscription Price $_________ per Share
VOID IF NOT EXERCISED BEFORE THE EXPIRATION DATE (as defined in the Prospectus)

                              Certificate Number                 Number of
                                                            Subscription Rights





THIS CERTIFICATE CERTIFIES THAT the registered shareholder whose name is inscribed hereon is the owner of the number of rights set forth above. Every 2 Rights entitles the owner to subscribe for one share of common stock, no par value, of Morgan FunShares, Inc., on the terms and conditions set forth in the Prospectus and the Instructions relating hereto on the reverse hereof and in the instructions as to the use of this certificate included in this mailing.


The non-transferable rights represented by this subscription certificate may be exercised by duly completing the reverse side hereof and submitting full payment of the estimated subscription price for each share of common stock subscribed for. THE RIGHTS EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE.

                                                  Total Subscription Rights


__________________________________            __________________________________
Burton D. Morgan, Chairman                    Robert F. Pincus, President



     In order to exercise your subscription rights, you must either (a) complete and sign this subscription certificate and return it together with payment of the estimated subscription price for the shares of the Company's common stock, or (b) present a properly completed notice of guaranteed delivery together with payment of the estimated subscription price for the shares of Morgan FunShares' common stock, in either case to the subscription agent, Fifth Third Bank, before 5:00 p.m., Eastern standard time, on ________________, 2003, unless the offering is extended (the "Expiration Date").


      DELIVERY TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE WILL NOT
                           CONSTITUTE VALID DELIVERY.

               PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION RIGHTS OR A PORTION THEREOF.

     BASIC SUBSCRIPTION RIGHTS:

--------------------------------------------------------------------------------------------------------------------------
                                                       X              $X.XX                     =
---------------------------------------------------------------------------------------------------------------------------
     I apply for------shares (no. of new shares)       X            $ per share                 =       $ (amount enclosed)
                                                            (estimated subscription price*)

* This is an estimated price only. The subscription price will be determined on __________________, 2003, the expiration date based on a formula set forth in the Prospectus, and could be higher or lower depending on changes in the share price of Morgan FunShares' common stock as quoted on the NASDAQ.


OVER SUBSCRIPTION RIGHT:

You can over-subscribe if you have fully exercised your basic subscription rights. If the request for common shares exceed the shares available, Morgan FunShares may determine after the expiration of the offer, in the discretion of the Board of Directors, to issue up to an additional 25% of the common shares available pursuant to the offer (up to an additional 146,998 common shares), in order to cover these requests. Regardless of whether Morgan FunShares issues such additional common shares, to the extent common shares are not available to honor all requests, the available common shares will be allocated pro rata among those record date shareholders who over-subscribe based upon the number of rights originally issued to them.


--------------------------------------------------------------------------------------------------------------------------
                                                       X              $X.XX                     =
---------------------------------------------------------------------------------------------------------------------------
     I apply for------shares (no. of new shares)       X            $ per share                 =       $ (amount enclosed)
                                                            (estimated subscription price)


     Total amount of check enclosed = $__________

     TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably subscribe for the number of shares of common stock indicated above on the terms and conditions specified in the Prospectus. I understand and agree that I will be obligated to pay an additional amount if the subscription price as determined on the expiration date is in excess of the estimated subscription price per share.


     I hereby agree that if I fail to pay in full for the shares of common stock for which I have subscribed, Morgan FunShares may exercise any of the remedies provided for in the Prospectus.

Signature(s) of Subscriber(s) _________________________________________________


IMPORTANT THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS
SUBSCRIPTION CERTIFICATE.

-------------------------------------------------------------------------------
If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.
Name(s):

Capacity (Full Title):
-------------------------------------------------------------------------------

Taxpayer ID# or Social Security #: _________________________


     Full payment of the estimated subscription price per share of Morgan FunShares' common stock subscribed for pursuant to both the basic subscription rights and the over-subscription right must accompany this subscription certificate and must be made payable in United States dollars by (i) money order, certified check, or cashier's check drawn on a bank located in the United States and made payable to "Fifth Third Bank, as subscription agent -- Morgan FunShares, Inc.", or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purposes at Fifth Third Bank, Subscription Agent for Morgan FunShares, Inc. [INSERT ACCOUNT INFO]

     Alternatively, if a notice of guaranteed delivery is used and accompanied by full payment, a properly completed and executed subscription certificate must be received by the subscription agent no later than the close of business on the third (3rd) business day following the expiration date, as described in the notice of guaranteed delivery in the Prospectus, no later than _______________, 2003. Please see "Payment for Shares" in the Prospectus for additional information.

     Please note that all refund checks, if any, will be delivered to the address of record, which is the address to which the materials for this offering were delivered to you. If you wish to change the address of record, please provide separate written instructions, sign the instructions, and deliver them to the Subscription Agent.



                THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE.

                             MORGAN FUNSHARES, INC.

                                RIGHTS OFFERING

                         Notice of Guaranteed Delivery

                      For Shares subscribed for under the

              Basic Subscription And The Over-Subscription Rights



As set forth in Company's Prospectus dated ___________________, this form or one substantially equivalent hereto may be used as a means of effecting the subscription for all shares of the Company's common stock (the "Shares") subscribed for under the Basic Subscription and the Over-Subscription Rights of the Offering. Such form may be delivered by mail, overnight courier or by hand to the Subscription Agent.


                           The Subscription Agent is:
                           --------------------------
                                Fifth Third Bank
                           Corporate Trust Operations
           38 Fountain Square Plaza MD-10AT66, Cincinnati, Ohio 45202
                            Facsimile (513) 534-8909
       Telephone Number for Confirmation and Information: (800) 837-2755


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR OTHER TRANSMISSION OF INSTRUCTIONS VIA TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE VALID DELIVERY.


The New York Stock Exchange member firm or bank or trust company that completes this Form must communicate this guarantee and the number of shares subscribed for in connection with this guarantee (separately disclosed as to the Basic Subscription Rights and the Over-Subscription Right) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery accompanied by full payment of the estimated subscription price guaranteeing delivery of a properly completed and signed copy of the Subscription Certificate to the Subscription Agent prior to 5:00 P.M., Eastern Standard time, on __________________, 2003, the Expiration Date, unless extended. Failure to do so will result in a complete forfeiture of the Subscription Rights.


                                   GUARANTEE


The undersigned a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent of a properly completed and executed Subscription Certificate by 5:00 P.M., Eastern standard time, on the third business day after the Expiration Date, as subscription for such Shares is indicated herein or on the Subscription Certificate by the close of business on __________________________________.


                                                             Broker Assigned Control # _________________________

Basic Subscription   1. Number of Subscription     Number of Basic Subscription Shares requested    Payment to be made in connection
Rights:              Rights to be Exercised:       for which you are guaranteeing delivery of       with Basic Subscription
                     _______________ Rights        Subscription Certificate and Payment             $ _____________________
                     (No. of Subscription Rights)  ______________ Shares                            (No. of Shares x $ ____)
                                                   (No. of Subscription Rights)

Over-Subscription    2.                            Number of Over- Subscription Shares requested    Payment to be made in connection
Right:                                             for which you are guaranteeing delivery of       with Over- Subscription Shares:
                                                   Subscription Certificate and Payment:            $ _____________________
                                                   ______________ Shares                            (No. of Shares x $ ____)
Totals               3.                            Total Number of Shares for which you are         Total payment to be made for
                                                   guaranteeing delivery of Subscription            total number of Shares being
                                                   Certificate and Payment                          subscribed for:
                                                   ______________ Shares                            $ _____________________



     PLEASE ASSIGN ABOVE A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. The number must be referenced on any direct delivery or any delivery through DTC. In addition, please note that if you are guaranteeing for Shares pursuant to the Over-Subscription Right and are a DTC participant, you must also execute and forward to the Subscription Agent a Nominee Holder Over-Subscription Exercise Form.

              Name of Firm                  Authorized Signature
              DTC Participant Number        Title
              Address                       Name (Please print or type)
              City, State, Zip Code         (    ) Area Code    Telephone Number
              Contact Name                  Date